Exhibit 3.2

BYLAWS

OF

TECNOGLASS, INC.

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held, either inside or outside the State of Florida on such date as the Board of Directors may determine, and at such place and at such time as the Board of Directors may determine and designate in the notice of the meeting. The annual meeting of shareholders shall be held for the election of directors of the Corporation and for any other proper business as may properly come before the meeting.

Section 2. Special Meeting. Special meetings of the shareholders may be called by the Board of Directors, pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office, or by the Chairman of the Board of Directors. Additionally, a special meeting of the shareholders shall be called by the Chief Executive Officer or by the Secretary upon the written request of the holders of record of at least ten percent (10%) of the shares of stock of the Corporation, issued and outstanding and entitled to vote, unless the Articles of Incorporation of the Corporation require a greater or lesser percentage. A special meeting of the shareholders may be held at such times and at such place either within or without the State of Florida as may be designated in the notice of the special meeting. Such request shall state the purpose or purposes of the proposed special meeting.

Section 3. Notice of Meeting. Except as may be provided by statute, written notice of an annual or special meeting of shareholders stating the time, place, date and purpose of every meeting of shareholders shall be delivered personally, by first-class mail, or by electronic means not less than ten days nor more than sixty days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation with postage thereon prepaid or at such other address as shall be furnished in writing by him/her to the Corporation for such purpose. Notice may also be sent by courier, electronic mail, or such other means as permitted by law. Such further notice shall be given as may be required by law or by these Bylaws. Attendance of a person at a meeting of shareholders in person or by proxy constitutes a waiver of notice of the meeting except where the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting.

Section 4. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote at the meeting, present in person or by proxy, shall, except as otherwise provided by law or by the Articles of Incorporation, constitute a quorum at all meetings of the shareholders. When a quorum has been established, all shareholders present in person or represented by proxy at a meeting of shareholders may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of shareholders, the chairman of the meeting or the directors present at the meeting shall have the power to adjourn the meeting from time to time and to such other time and place as the directors may determine. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

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Section 5. Organization of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, if there be one, or if he/she is not present, by the Chief Executive Officer, or if he/she is not present, the President, or if he/she is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his/her absence an Assistant Secretary, shall act as Secretary of the meeting, if present. Otherwise, the Chairman of the meeting shall designate a recording secretary.

Section 6. Voting. At each meeting of shareholders, except as otherwise provided by law or the Articles of Incorporation, every shareholder shall be entitled to one vote in person or by proxy for each share of stock entitled to vote held by such shareholder. Except as otherwise expressly required by the Articles of Incorporation, in any uncontested election of directors (meaning an election in which the number of nominees does not exceed the number of directors to be elected), each nominee shall be elected by the vote of a majority of the votes cast with respect to such nominee’s election (with “majority of the votes cast” meaning that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” such nominee’s election, with abstentions and broker non-votes not counted as votes cast either “for” or “against” a nominee’s election). In any contested election of directors (meaning an election in which the number of nominees exceeds the number of directors to be elected as of the record date for such meeting), the directors shall be elected by a plurality of the votes cast at the meeting. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, all other action shall be authorized if the holders of the majority of shares present and voting at the meeting approve such action. Each proxy to vote a share of stock shall be in writing and signed by the shareholder of record or by his/her duly authorized agent or representative. Unless prohibited by law, a proxy otherwise validly granted by telegram, telephone or other electronic means shall be deemed to have been signed by the granting shareholder. The presiding officer of the meeting shall inspect the election and decide all questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes. At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the shareholders present in person or by proxy entitled to vote at such election. A shareholder holding more than one share need not cast the votes in respect of his/her shares in the same way on any resolution and therefore may vote a share or some or all such shares either for or against a resolution and/or abstain from voting a share or some or all of the shares. A complete list of the shareholders entitled to vote at each such meeting or any adjournment thereof, arranged in alphabetical order and voting group, with the address of each, and the number, class and series of shares registered in the name of each shareholder, shall be prepared by the Secretary or the transfer agent and shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the office of the Corporation’s transfer agent or registrar. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

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Section 7. Participation by Communications Equipment. A person may participate at a shareholder meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.

Section 8. Inspectors of Election. The Board of Directors, in advance of any meeting of shareholders, may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman of the meeting may, and on the request of any shareholder entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his/her duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his/her ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 9. Action by Consent. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on thereon were present and voted.

Section 10. Notice of Shareholder Business and Nominations.

(a)	Annual Meeting of Shareholders.

(1) The proposal of business to be considered by the shareholders, other than nominations of persons for election to the Board of Directors, may be made at an annual meeting of shareholders: (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or a committee thereof or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 10, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10 and the shareholder proposal requirements set forth in Rule 14a-8 (of the Proxy Rules promulgated under the Securities and Exchange Act of 1934).

(2) Nominations of persons for election to the Board of Directors may be made for an annual meeting of shareholders: (i) pursuant to the Corporation’s notice of meeting, or (ii) by or at the direction of the Nominating Committee. Board of Directors or any committee thereof, or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 10, who is entitled to vote at the meeting for the election of directors and who complied with the notice procedures set forth in this Section 10.

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(3) For business, other than nominations of persons for election to the Board of Directors, to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 10(a)(1), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 calendar days prior to the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the preceding year’s annual meeting of shareholders, except that if no annual meeting of shareholders was held in the preceding year or if the date of the annual meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the preceding year’s proxy statement, the notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 150 calendar days prior to the date of the contemplated annual meeting or the date that is 10 calendar days after the date of the first public announcement or other notification to shareholders of the date of the contemplated annual meeting, whichever first occurs.

A shareholder’s written notice shall set forth with respect to any proposal such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; and (vii) a statement in support of the matter and, for proposals sought to be included in the Corporation’s proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8.

In addition, if the shareholder intends to solicit proxies from the shareholders of the Corporation, such shareholder shall notify the Corporation of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and Rule 14a-8, as applicable.

(4) For nominations of persons for election to the Board of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 10(a)(2), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if no annual meeting of shareholders was held in the preceding year or if the date of the annual meeting of shareholders has been changed by more than 30 calendar days from the first anniversary of the preceding year’s annual meeting, the notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 150th calendar day prior to the date of the contemplated annual meeting or the 10th calendar day following the date of the first public announcement of the date of the contemplated annual meeting.

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A shareholder’s notice of nomination shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of the Corporation that are owned beneficially or of record by the person, (D) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (E) evidence satisfactory to the Corporation that such nominee has no interests that would limit their ability to fulfill their duties of office; and (ii) as to the shareholder giving the notice, (A) the name and address of such shareholder as they appear on the Corporation’s books, (B) the class and number of shares of the Corporation that are beneficially owned by such shareholder, (C) the dates upon which the shareholder acquired such shares, and (D) documentary support for any claim of beneficial ownership.

(b) Special Meetings of Shareholders.

(1) For business to be properly brought before a special meeting of shareholders, other than nominations of persons for election to the Board of Directors, any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 10, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10, must give timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at least 120 calendar days prior to the date of the special meeting.

(2) Such shareholder’s notice to the Secretary shall set forth with respect to any proposal such shareholder proposes to bring before the special meeting: (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; and (vii) a statement in support of the matter and, for proposals sought to be included in the Corporation’s proxy statement, any other information required by Rule 14a-8.

In addition, if the shareholder intends to solicit proxies from the shareholders of the Corporation, such shareholder shall notify the Corporation of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and Rule 14a-8, as applicable.

(3) If the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder who is a shareholder of record at the time of giving of notice provided for in this Section 10 and who is entitled to vote at the meeting for the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the shareholder gives timely notice thereof in writing to the Secretary of the Corporation. To be timely, such shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation at least 120 calendar days prior to the date of the special meeting. Such shareholder’s notice of nomination shall set forth the information required by Section 10(a)(4) of this Article I.

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(c) Compliance with this Section 10. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Article I, Section 10; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Article I, Section 10 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be considered or transacted.

ARTICLE II

DIRECTORS

Section 1. Number, Quorum, Term, Vacancies, Removal. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors of the Corporation shall consist of at least one person, provided however that the Corporation may by the affirmative vote of the holders of a majority of shares entitled to vote at a meeting at which a quorum is present increase or reduce the limits in the number of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in this Section of this Article, and each director elected shall hold office for the term elected and until his/her successor is duly elected and qualified or until his/her death, resignation or removal. The Board of Directors may elect a Director to be the Chairman of the Board, who shall preside at all meetings of the Board of Directors and of the shareholders, and shall have and perform such other duties as from time to time may be assigned to him/her by the Board of Directors. Directors need not be shareholders of the Corporation.

A majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors nor less than two directors, unless there is only one director in which case such sole director shall constitute a quorum) shall constitute a quorum for the transaction of business. At all meetings of a committee of the Board a majority of the directors then members of the committee in office shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee, unless the vote of a larger number is specifically required by statute, by the Articles of Incorporation, or by these Bylaws. If at any meeting of the Board or a committee, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting, until a quorum shall be present.

The Board of Directors shall be divided into three classes which shall be denominated Class A, Class B and Class C, respectively, and whose members shall be as nearly equal in number as may be possible, to serve for the following terms and until their successors shall have been elected and qualified and unless sooner displaced or removed. The Class A directors shall stand elected for a term expiring at the Corporation’s annual meeting of shareholders in 2026, the Class B directors shall stand elected for a term expiring at the Corporation’s annual meeting of shareholders in 2027, and the Class C directors shall stand elected for a term expiring at the Corporation’s annual meeting of shareholders in 2028. Thereafter, at each subsequent annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting after their election.

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Notwithstanding the foregoing, and except as set forth in the Articles of Incorporation, whenever the holders of any series of Preferred Stock shall be entitled, voting separately as a class, to elect directors, the terms of all directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, an increase in the number of directors or otherwise, the vacancy shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or by the shareholders (except as otherwise provided by law or the Articles of Incorporation), and the person so chosen shall hold office for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his/her successor shall have been elected and qualified.

At a meeting of shareholders, any director or the entire Board of Directors may be removed for cause by the affirmative vote of a majority of the votes cast by the shares entitled to vote at an election of directors. The notice of the meeting shall state that one of the purposes of the meeting is the removal of the director or directors.

Section 2. Meetings, Notice. Regular or special meetings of the Board of Directors shall be held at such place either within or without the State of Florida, as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and, unless the Articles of Incorporation provide otherwise, regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting. Special meetings may be held at any time upon the call of two directors, the Chairman of the Board, if one be elected, or the Chief Executive Officer, by oral, telegraphic or other forms of written or electronic notice, duly served on or sent or mailed to each director (including via electronic means) not less than two days before such meeting. The notice shall set forth the general nature of the business to be considered unless notice is waived by all the directors either at, before or after the meeting is held.

Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of the meeting except where a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

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Section 3. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he or she shall file his/her written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4. Committees. The Board of Directors shall create and maintain, as standing committees of the Board of Directors, an Audit Committee, a Compensation Committee, and a Nominating, with such duties and functions as set forth in the respective charters and as below described. Additionally, the Board of Directors may, in its discretion, by resolution adopted by a majority of the whole Board, designate from among its members one or more other committees which shall consist of one or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such delegation may be made subject to any conditions the directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the directors.

Each committee shall have and may exercise such powers as shall be conferred or authorized by the resolution creating the committee and the charter governing such committee; provided, however, such a committee shall not have the power or authority to:

a)	approve or recommend to shareholders actions or proposals required by statute to be approved by the shareholders;

b)	fill vacancies on the Board of Directors or any committee thereof;

c)	adopt, amend or repeal the Bylaws of the Corporation;

d)	authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

e)	authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

A majority of any such committee may determine its action, keep regular minutes of its meetings and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Except as set forth in the committee charter, the Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

Section 5. Action by Consent. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to or after such action, a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the board or committee. Such consents shall have the same effect as a vote of the Board or committee for all purposes.

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Section 6. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board; in addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time. The directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors, or general meetings of the Corporation, or separate meetings of the holders of any class of shares or debentures of the Corporation, or otherwise in connection with the business of the Corporation or the discharge of their duties as a director. The directors may by resolution approve additional remuneration to any director for any services which in the opinion of the directors go beyond his/her ordinary routine work as a director.

Section 7. Resignation. A director may resign by written notice to the Corporation. The resignation is effective upon its delivery to the Corporation or a subsequent time as set forth in the notice of resignation. In addition, any incumbent director nominee who fails to receive a majority of the votes cast in an uncontested election shall promptly tender his or her resignation to the Board of Directors, contingent upon acceptance by the Board, in accordance with any director resignation policy then in effect as adopted by the Board of Directors.

ARTICLE III

OFFICERS

Section 1. Title and Election. The Board of Directors at each annual meeting of directors shall elect such officers as the Board shall deem necessary, including a Chief Executive Officer, a President, a Secretary, a Treasurer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide. The Board of Directors may designate any such officer as the Chief Operating Officer or Chief Financial Officer, as from time to time shall be determined by the Board of Directors. The directors may appoint such officers of the Corporation (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit.

Section 2. Term of Office. The officers shall hold office until their resignation or removal or until their successors are chosen and qualify.

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Section 3. Resignation and Removal of Officers. An officer may resign at any time by delivering written notice to the Corporation and such resignation is effective when the notice is delivered, unless the notice specifies a later effective date and time. Acceptance of such resignation shall not be necessary to make it effective. Unless otherwise specified in the terms of his/her appointment, any officer elected by the Board of Directors may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors or by resolution of the shareholders.

Section 4. Vacancies. Any vacancy in office resulting for any reason, whether death, resignation, retirement, disqualification, removal from office or otherwise, may be filled by the Board of Directors or by any officer authorized by the Board of Directors or these Bylaws to appoint such officer.

Section 5. Powers and Duties. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of officers.

(a) Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as may from time to time be assigned by the Board of Directors.

(b) President/Chief Executive Officer. The Chief Executive Officer may be the President of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors. In the event the Chief Executive Officer is not the President of the Corporation, and is unable to perform the duties of Chairman or Chief Executive Officer, then the President shall perform such duties and have such other powers as the Board of Directors shall prescribe or as the Chief Executive Officer may from time to time delegate. The Chief Executive Officer shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors). The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Section 1 of this Article III shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the Chief Executive Officer or pursuant to his/her direction.

(c) Vice Presidents. The Vice Presidents, in the order of their seniority, shall perform such duties as Vice Presidents customarily perform and shall perform such other duties and shall exercise such other powers as the Chief Executive Officer, President or the Board of Directors may from time to time designate. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

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(d) Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record all votes and minutes of all proceedings in books and records to be kept for that purpose, and shall perform like duties for the standing committees, when requested. The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation and shall have the authority to affix the corporate seal to any instrument, the execution of which on behalf of the Corporation is required to be under its seal as duly authorized and shall attest to the same by signature, whenever required. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled, certificates of stock as required by the transactions of the Corporation and its shareholders. The Secretary shall see that all books, reports, statements and certificates and other documents and records required by law are properly kept and filed. The Secretary shall perform such other duties as may be incident to the office of a Secretary of a Corporation or as may be assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

(e) Treasurer. The Treasurer shall be charged with the custody of corporate funds and securities and shall keep full and accurate records of the receipts and disbursements in books belonging to the Corporation and shall perform such other duties as Treasurers usually perform or such other duties and exercise such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time designate.

(f) Assistant Vice President, Assistant Secretary and Assistant Treasurer. The Assistant Vice President, Assistant Secretary and Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices and, in general, shall perform such other duties as shall be assigned to any of them by the Board of Directors or by the person appointing them. Specifically, the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation.

(g) Delegation of Authority and Duties. In case of the absence or disability of any officer of the Corporation or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of them, of such officer to any other officer or to any director, to the extent the powers and duties of the several officers are not provided from time to time by resolution or other directive of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purpose to the Corporation.

(h) Appointment by Officers. A duly appointed officer may appoint one or more officers or assistant officers as deemed necessary or appropriate and as authorized by the Board of Directors.

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ARTICLE IV

INDEMNIFICATION

Section 1. Actions by Others. The Corporation shall indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the Corporation), by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred by him/her in connection with such proceeding, including any appeal thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his/her conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by him/her in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3. Successful Defense. To the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 or Section 2 of this Article IV, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him/her in connection therewith.

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Section 4. Specific Authorization. Any indemnification under Section 1 or Section 2 of this Article (unless pursuant to a determination by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (c) by independent legal counsel selected by the Board of Directors prescribed in clause (a) of this Section or the committee prescribed in clause (b) of this Section or, if a quorum of the directors cannot be obtained for clause (a) and the committee cannot be designated under clause (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Section 5. Advance of Expenses. The Corporation shall advance to each indemnified person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such indemnified person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the indemnified person shall execute an undertaking to repay the advanced amount to the Corporation if it shall be determined by final judgment or other final adjudication that such indemnified person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such indemnified person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Corporation (without interest) by the indemnified person. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Section 6. Right of Indemnity Not Exclusive. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, unless otherwise provided when authorized or ratified.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Article, or Section 607.0851 of the Florida Business Corporation Act (the “Act”).

Section 8. Invalidity of Any Provisions of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

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ARTICLE V

CAPITAL STOCK

Section 1. Shares With Certificates.

(a) Certificates for shares of stock shall be in such form, consistent with applicable law, as the Board of Directors may from time to time prescribe. A shareholder shall only be entitled to a share certificate if the directors resolve that share certificates shall be issued. Each certificate representing shares of the Corporation shall also comply with the requirements of the applicable national securities exchange or any other exchange or stock market on which the shares represented by such certificate are listed or quoted.

(b) Each share represented by a certificate must state on its face: (i) the name of the Corporation and that the Corporation is a Florida corporation, (ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, the certificate represents.

(c) The certificates of stock shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers. If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class of shares and the variations in rights, preferences, and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.

Section 2. Shares Without Certificates.

(a) The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

(b) Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required pursuant to Sections 1(b) and (c) of this Article V.

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Section 3. Lost, Defaced, or Destroyed Certificates. In the event that any certificate of stock is lost, stolen, destroyed, defaced or worn out, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof, or may issue uncertificated shares to replace such certificate, on such terms as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Corporation in investigating evidence, as the directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate. The Board may in its discretion, before the issuance of such new certificate or uncertificated shares, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

Section 4. Transfer.

(a) Subject to the terms of these Bylaws, any shareholder may transfer all or any of his/her shares by an instrument of transfer provided that such transfer complies with applicable rules of the SEC and federal securities laws of the United States. If the shares in question were issued in conjunction with options or warrants on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such option or warrant.

(b) In the case of certificated shares, shares of stock of the Corporation shall be transferred upon the books of the Corporation by the holder thereof in person or by his/her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Following such surrender, it shall be the duty of the Corporation to cancel the old certificate, issue a new certificate or uncertificated shares to the person entitled thereto and record the transaction upon the books of the Corporation.

(c) In the case of uncertificated shares, upon the receipt by the Corporation or the transfer agent of the Corporation of proper transfer instructions from the registered owner or duly authorized agent, transferee or legal representative thereof, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

(d) The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the stock transfer books of the Corporation.

Section 5. Record Dates. The Board of Directors may fix in advance a date, not less than ten nor more than seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend or to receive any distribution or allotment of such rights, or otherwise, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such distribution or allotment or rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid.

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Section 6. Redemption, Repurchase and Surrender of Shares.

(a) Subject to the provisions of the Act, and, where applicable, the rules of the national securities exchange on which shares of the Corporation are listed and/or any competent regulatory authority, the Corporation may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Corporation. The redemption of such shares shall be effected in such manner and upon such other terms as the Corporation may, by unanimous written consent, determine before the issue of such shares.

(b) Subject to the provisions of the Act, and, where applicable, the rules of the national securities exchange on which shares of the Corporation are listed and/or any competent regulatory authority, the Corporation may purchase its own shares (including any redeemable shares) in such manner and on such other terms as the Board of Directors may agree with the relevant shareholder.

(c) Subject to the provisions of the Act, and, where applicable, the rules of the national securities exchange on which shares of the Corporation are listed and/or any competent regulatory authority, the Corporation may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Act, including out of capital.

(d) The Board of Directors may accept the surrender for no consideration of any fully paid share.

Section 7. Treasury Shares.

(a) The Board of Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share.

(b) The Board of Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

Section 8. Variation of Rights of Shares.

(a) If at any time the share capital of the Corporation is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Corporation is being wound up, be varied only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. All provisions of the Articles of Incorporation relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

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(b) For the purposes of a separate class meeting, the Board of Directors may treat two or more or all the classes of shares as forming one class of shares if the Board of Directors considers that such class of shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of shares.

(c) The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

ARTICLE VI

DIVIDENDS AND DISTRIBUTIONS

Section 1. Declaration of Dividends. Subject to applicable law and except as otherwise provided by the rights attached to any shares, the directors may resolve to pay dividends and other distributions on shares in issue and authorize payment of the dividends or other distributions out of the funds of the Corporation lawfully available therefor. No dividend or other distribution shall be paid if, after giving effect to such dividend or distribution: (a) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the Corporation’s total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, or as otherwise prohibited by applicable law.

Section 2. Payment of Dividends. Except as otherwise provided by the rights attached to any shares, all dividends and other distributions shall be paid according to the number of shares that a shareholder holds. If any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Section 3. Deductions. The directors may deduct from any dividend or other distribution payable to any shareholder all sums of money (if any) then payable by him/her to the Corporation on account of calls or otherwise.

Section 4. Dividends in Kind. The directors may resolve that any dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient and in particular may issue fractional shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any shareholders upon the basis of the value so fixed in order to adjust the rights of all shareholders and may vest any such specific assets in trustees in such manner as may seem expedient to the directors.

Section 5. Currency. Except as otherwise provided by the rights attached to any shares, dividends and other distributions may be paid in any currency. The directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

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Section 6. Reserves. The directors may, before resolving to pay any dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose of the Corporation and pending such application may, at the discretion of the directors, be employed in the business of the Corporation.

Section 7. Payment Method. Any dividend, other distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the stock transfer books of the Corporation or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other distributions, bonuses, or other monies payable in respect of the share held by them as joint holders.

Section 8. Unclaimed Dividends. No dividend or other distribution shall bear interest against the Corporation. Any dividend or other distribution which cannot be paid to a shareholder and/or which remains unclaimed after six months from the date on which such dividend or other distribution becomes payable may, in the discretion of the directors, be paid into a separate account in the Corporation’s name, provided that the Corporation shall not be constituted as a trustee in respect of that account and the dividend or other distribution shall remain as a debt due to the shareholder. Any unclaimed dividends or other distributions shall be handled in accordance with applicable state unclaimed property (escheatment) laws.

ARTICLE VII

CHECKS, NOTES, ETC.

Section 1. Checks, Notes, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the Chief Executive Officer, President or any Vice President and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Offices. The registered office of the Corporation shall be located at such location in the State of Florida as shall be designated by the Board of Directors, and the Corporation shall maintain a registered agent at such office as required by Florida law. The Corporation may have other offices either within or without the State of Florida at such places as shall be determined from time to time by the Board of Directors or the business of the Corporation may require.

Section 2. Fiscal Year. The fiscal and operating year of the Corporation shall commence on January 1 and end on December 31 in each year.

Section 3. Corporate Seal. The Corporation may, if the directors so determine, have a seal. The seal shall only be used by the authority of the directors or of a committee of the directors authorized by the directors. Every instrument to which the seal has been affixed shall be signed by at least one person who shall be either a director or some officer of the Corporation or other person appointed by the directors for the purpose. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors. Except as otherwise provided by law, the failure to affix the seal of the Corporation to the document shall not affect the validity thereof.

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Section 4. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Florida, correct books and records of account of all its business and transactions, minutes of the proceedings of its shareholders, Board of Directors and committees, and the stock book, containing the names and addresses of the shareholders, the number, class and series of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine. The directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Corporation or any of them shall be open to the inspection of shareholders not being directors and no shareholder (not being a director) shall have any right of inspecting any account or book or document of the Corporation except as conferred by statute or authorized by the directors or by the Corporation in general meeting.

Section 5. Governing Documents. These Bylaws shall govern the internal affairs of the Corporation, but only to the extent they are consistent with law and the Articles of Incorporation. Nothing contained in the Bylaws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these Bylaws.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. Except as otherwise provided by the Articles of Incorporation, the Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the members of the Board of Directors then in office or by the affirmative vote of the holders of at least a majority of the voting power of all shares of stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class. Notwithstanding the foregoing, any amendment to Article II, Section 1 of these Bylaws (relating to the classified board structure) shall require the affirmative vote of the holders of at least 66⅔% of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, to the extent required by the Articles of Incorporation.

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